Exhibit 5.1

                       [Letterhead of Jenkens & Gilchrist]

                                September 5, 2000


Hallwood Energy Corporation
4610 South Ulster Street
Suite 200
Denver, Colorado  80237

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Hallwood Energy Corporation, a Delaware corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3 and the prospectus contained therein (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, as amended (the "Act"), 417,406 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The shares of Common Stock (the "Shares") were issued by the Company in connection with an agreement to purchase oil and gas properties owned by a company in which the selling stockholders were stockholders and are registering the shares pursuant to that agreement.

         We have examined copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended and supplemented to date, the Bylaws, as amended to date, and minutes of applicable meetings of the stockholders and the Board of Directors of the Company, or written consents in lieu of such meetings, together with such other corporate records, certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon the foregoing, and having regard to the legal considerations which we deem relevant, it is our opinion that the Shares registered on the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable.

Hallwood Energy Corporation
September 5, 2000
Page 2


         We hereby consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 and to the reference to us under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement referred to above. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Sincerely,

                                 JENKENS & GILCHRIST,
                                 a Professional Corporation


                                 By:      /s/ W. Alan Kailer
                                          ------------------
                                          W. Alan Kailer, Authorized Signatory